UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BlackRock Funds V

BlackRock Strategic Global Bond Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The BlackRock Funds shareholder meeting is quickly approaching on December 23, 2021. At this time, your voting instructions have not been received. WHEN YOU CAST YOUR VOTE ALL COMMUNICATION ON THIS MATTER WILL CEASE.

Please call us at 1-866-650-3710 and provide reference number <<GS Number>>. We are available Monday-Friday 9:00 a.m.-11:00 p.m. Eastern Time as well as on Saturday from 12:00 p.m. - 6:00 p.m. Eastern Time.

The Board believes the proposals are in the best interest of the Fund(s) and recommends a vote in favor of all proposals. Additional information about the proposals can be found in the attached proxy statement.

The proxy materials contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting WWW.PROXY-DIRECT.COM/BLK-32307 or by calling Computershare Fund Services, the Funds’ proxy solicitor, toll free at 1-866-650-3710.

Best regards,

<<Supervisor>>

<<GS Number>>

Computershare

1-866-650-3710

211 Quality Circle, Ste. 210

College Station, TX 77845

www.cfs.computershare.com

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211 Quality Circle, Ste. 210

College Station, TX 77845